Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44659) pertaining to the Wal-Mart Puerto Rico, Inc. 401(k) Retirement Savings Plan of our report dated June 30, 2000, with respect to the financial statements and schedule of the Wal-Mart Puerto Rico, Inc. 401(k) Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended January 31, 2000.

                                                                                        /s/ Ernst & Young LLP
                                                                                     &nbs ;      Ernst & Young LLP

Tulsa, Oklahoma
July 25, 2000